QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(xlviii)

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

September 4, 2015

NOTICE OF VARIATION
by
SPROTT ASSET MANAGEMENT GOLD BID LP
of its
OFFER TO PURCHASE
all of the issued and outstanding units of
CENTRAL GOLDTRUST
for consideration per GTU Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Gold Trust and Central GoldTrust
(as further described herein)

Sprott Asset Management Gold Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Gold Trust, hereby gives notice that it is amending its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015 and the Notice of Change dated as of August 28, 2015 (collectively, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "GTU Units") of Central GoldTrust ("GTU"), other than any GTU Units held directly or indirectly by the Offeror, in order to amend certain conditions of the Original Offer. The Original Offer, as amended hereby, is referred to herein as the "Offer".

THE OFFER REMAINS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON SEPTEMBER 18, 2015.

This Notice of Variation should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015 and the Notice of Change dated as of August 28, 2015 (the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (as amended, the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Variation, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Variation mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

GTU Unitholders who have validly deposited and not withdrawn their GTU Units need take no further action to accept the Offer. GTU Unitholders whose GTU Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their GTU Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered GTU Unitholders may accept the Offer by following the procedures for book-entry transfer of GTU Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". GTU Unitholders who hold their GTU Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial GTU Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their GTU Units.

Beneficial GTU Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

GTU Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. GTU Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If GTU Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If GTU Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PHYS Units is subject to certain risks. In assessing the Offer, GTU Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to GTU has been compiled from public sources — see "INFORMATION CONCERNING GTU" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

GTU Unitholders in the United States should be aware that the disposition of GTU Units and acquisition of PHYS Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by GTU Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Gold Bid GP Inc. ("SAM Gold Bid GP"), Sprott Physical Gold Trust and GTU is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Gold Bid GP and the trustees of each of Sprott Physical Gold Trust and GTU may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Gold Bid GP, Sprott Physical Gold Trust, GTU and such other said persons may be located outside the United States.

THE PHYS UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act"), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder.

Sprott Physical Gold Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular, a tender offer statement on a Schedule TO (the "Tender Offer Statement") and other documents and information. GTU UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL GOLD TRUST, GTU AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Variation) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PHYS Units, the value of the PHYS Units received as consideration under the Offer, the outcome of GTU's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire GTU Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of GTU's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PHYS Units received as consideration under the Offer and the impact of the issuance of PHYS Units on the market price of the PHYS Units, the reduced trading liquidity of GTU Units not deposited under the Offer, any inaccuracy of GTU's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Variation or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING GTU

        Except as otherwise expressly indicated herein, the information concerning GTU and GTU Units contained in the Offer and Circular has been taken from and is based solely upon GTU's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. GTU has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU and GTU Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning GTU taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Gold Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from GTU's public disclosure of documents or records or whether there has been any failure by GTU to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF VARIATION

        This Notice of Variation supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding GTU Units upon and subject to the terms and conditions set out in the Original Offer and Circular and the Letter of Transmittal, each as may be amended, varied and supplemented from time to time.

        Except as otherwise set forth in this Notice of Variation, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Variation should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Variation.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Variation mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

September 4, 2015

TO: THE HOLDERS OF UNITS OF CENTRAL GOLDTRUST

1.     Amendments to the Original Offer and Circular

        By notice to the Depositary given on September 4, 2015, the Offeror has varied certain conditions of the Offer and added certain definitions to the Offer and Circular in connection therewith.

  •
  Subsection (d) of Section 4 of the Original Offer, "Conditions of the Offer" (found on page 27 of the Original Offer and Circular) is hereby deleted and replaced with the following:

            "(d) GTU shall have publicly disclosed the Net Asset Value per GTU Unit on the second business day prior to the Expiry Date and such amount shall have been calculated in accordance with the GTU Declaration of Trust"

  •
  Subsection (i) of Section 4 of the Original Offer, "Conditions of the Offer" (found on page 28 of the Original Offer and Circular) is hereby deleted and replaced with the following:

            "(i) (i) other than Target Claims, no inquiry, act, action, suit, investigation, litigation, objection, opposition or other proceeding (whether formal or informal) shall have been commenced, announced, threatened or taken before or by, and no judgment or order shall have been issued by, any Governmental Authority or other person (whether or not having the force of Law), and (ii) no Law shall exist or have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof) to make illegal, enjoin, prohibit, materially delay or impose material limitations or conditions on (A) the purchase by or the sale to the Offeror of the GTU Units, (B) the right of the Offeror to own or exercise full rights of ownership of the GTU Units, (C) the consummation of the Offer or the Merger Transaction, or (D) the implementation of the Offeror's plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU";"

  •
  The following definition is added immediately following the definition of "Storage Agreement" on page 81 of the Original Offer and Circular:

            " "Target Claims" means any inquiry, act, action, suit, investigation, litigation, objection, opposition or other proceeding (whether formal or informal) commenced, announced, threatened or taken before or by one or more of the GTU Trustees, GTU and/or the Administrator (or any other person acting for, or on behalf of, one or more of such persons), except any such inquiry, act, action, suit, investigation, litigation, objection, opposition or other proceeding (whether formal or informal) that: (i) has made illegal, enjoined or prohibited (A) the purchase by or sale to the Offeror of the GTU Units, (B) the right of the Offeror to own or exercise full rights of ownership of the GTU Units, (C) the consummation of the Offer or the Merger Transaction, or (D) the implementation of the Offeror's plans as described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU"; or (ii) otherwise makes it inadvisable, in the reasonable judgment of the Offeror, for the Offeror to proceed with the Offer and/or take-up and pay for GTU Units under the Offer or for Sprott Physical Gold Trust to complete the Merger Transaction."

  •
  Subsection (l) of Section 4 of the Original Offer, "Conditions of the Offer" (found on page 29 of the Original Offer and Circular) is hereby deleted and replaced with the following:

            "(l) other than the failure to publicly disclose the lack of independence of GTU Trustees including Ian M.T. McAvity and Michael A. Parente resulting in the McAvity and Parente Conflicts, the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document filed by or on behalf of GTU with any securities regulatory authority in Canada or elsewhere; and"

  •
  The following definition is added immediately following the definition of "Material Adverse Change" on page 78 of the Original Offer and Circular:

    " "McAvity and Parente Conflicts" means the payments to GTU Trustees, Ian M.T. McAvity and Michael A. Parente, by The Central Group Alberta Ltd. (an entity owned by J.C. Spicer and his father, Phillip M. Spicer) as disclosed in Note 9 "Related party transactions and fees" to the interim financial statements dated August 19, 2015 of Central Fund of Canada Limited for the three and nine months ended July 31, 2015."

2.     Time for Deposit

        The Offer is open for deposits of GTU Units until 5:00 p.m. (Toronto time) on September 18, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

3.     Manner of Acceptance

        GTU Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

4.     Take-up of and Payment for Tendered GTU Units

        The Offeror will take-up and pay for Tendered GTU Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered GTU Units".

5.     Withdrawal of Deposited GTU Units

        GTU Unitholders have the right to withdraw GTU Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited GTU Units".

6.     Consequential Amendments to the Original Offer and Circular and Other Documents

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Variation and are hereby amended to the extent necessary in order to give effect to the amendments contemplated by, and the information contained in, this Notice of Variation.

        Except as otherwise set forth in or amended by this Notice of Variation, the terms and conditions of the Offer and the information in the Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

7.     Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of GTU with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. GTU Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

8.     Approval

        The contents of the Offer and Circular have been approved and the sending thereof to GTU Unitholders has been authorized by the sole director of SAM Gold Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Gold Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: September 4, 2015

SPROTT ASSET MANAGEMENT GOLD BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT GOLD BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: September 4, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: September 4, 2015

SPROTT PHYSICAL GOLD TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit (a)(1)(xlviii)
NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING GTU
NOTICE OF VARIATION
CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST